UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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NORTH AMERICAN INSURANCE LEADERS, INC.

(Name of Registrant as Specified in its Charter)

Not Applicable

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NORTH AMERICAN INSURANCE LEADERS, INC.
885 Third Avenue, 31st Floor
New York, New York 10022

__________, 2008

TO OUR STOCKHOLDERS:

You are cordially invited to attend a special meeting of stockholders of North American Insurance Leaders, Inc. (“NAO,” “we” or “us”) to be held on ________, 2008.  At this meeting, you will be asked to approve the dissolution and plan of liquidation of NAO (the “Plan of Liquidation”), as contemplated by its amended and restated certificate of incorporation (the “Charter”).  We are proposing this step because NAO was not able to complete a business combination (as defined below) within the time period permitted by the Charter.  Upon dissolution, NAO will, pursuant to the Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its stockholders (the “Public Stockholders”) holding shares of common stock, par value $0.0001 (the “Common Stock”), sold pursuant to NAO’s initial public offering (the “IPO”) the proceeds of the Trust Account (as defined below) as contemplated by the Charter and the prospectus for its IPO (the “IPO Prospectus”).

This meeting is particularly significant in that stockholders must approve NAO’s dissolution and Plan of Liquidation for NAO to be authorized to distribute the proceeds of the Trust Account to the Public Stockholders. It is important that your shares are voted at this special meeting.

NAO was incorporated in Delaware on August 8, 2005 as a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance or insurance services businesses in North America (a “business combination”).  A registration statement, No. 333-127871, for NAO’s IPO was declared effective on March 21, 2006.  On that date, NAO consummated a private placement of 1,700,000 rights convertible into warrants to its current directors, officers and the spouse of one of the officers (the “Private Placement”) for an aggregate purchase price of $1,700,000.  On March 27, 2006, NAO consummated its IPO of 14,375,000 units, including the units sold pursuant to the over-allotment option granted to CRT Capital Group LLC, the underwriter of the IPO (the “Underwriter”), and NAO received gross proceeds of $115,000,000.   Each unit consisted of one share of Common Stock and one redeemable warrant to purchase a share of Common Stock at an exercise price of $6.00.  NAO paid the Underwriter fees of 4.5% of the gross proceeds of the IPO, or $5,175,000, and agreed to pay an additional $2,875,000 in underwriting fees upon the consummation of a business combination.  Upon the closing of the IPO, $109,950,000 (including the $2,875,000 of deferred underwriting fees and $1,700,000 from the Private Placement) was placed in a trust account (the “Trust Account”) with JPMorgan Chase Bank, N.A. as trustee (the “Trustee”). The money in the Trust Account was intended to be used in connection with the consummation of a business combination or returned to the Public Stockholders if a business combination was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within such 18-month period.  The balance in the Trust Account on March 31, 2008 was $114,889,084 and on June ___, 2008 was $__________ (or approximately $_.__ per Public Share (as defined below)).

Pursuant to an Investment Management Trust Agreement dated March 21, 2006 (the “Trust Agreement”), between NAO and the Trustee, the funds in the Trust Account were invested in money market accounts meeting conditions of the Investment Company Act of 1940, as amended, and/or securities principally issued or guaranteed by the U.S. government.  Under the Trust Agreement, during each quarter commencing July 1, 2006, the Trustee released to NAO half of the net interest earned on the funds in the Trust Account during the preceding quarter to cover a portion of its working capital requirements, but the aggregate amount permitted to be released to NAO could not exceed $1,000,000.  By June 30, 2007, NAO had received $1,000,000 of the net interest income that was earned on the funds in the Trust Account.  This $1,000,000 in net interest income and the net proceeds of the IPO that were not initially deposited in the Trust Account have been used to pay business, legal and accounting due diligence costs incurred in connection with attempting to consummate a business combination and to pay general and administrative expenses.

On August 10, 2007, NAO announced that it had entered into a securities purchase agreement with Deep South Holding, L.P., a Texas limited partnership, NAIL Acquisition Corp. I, a Delaware corporation and NAO’s wholly owned, newly formed subsidiary, and David J. Disiere to purchase all of the outstanding ownership interests in Deep South Holding, L.P.’s operating subsidiaries that provide insurance services (the “Deep South Companies”) as well as certain assets of Deep South Holding, L.P. relating to the businesses of the Deep South Companies such as contracts, leases, intellectual property and fixed assets.  NAO filed a definitive proxy statement regarding the proposed acquisition of Deep South Companies with the Securities and Exchange Commission (the “SEC”) on January 31, 2008.  On March 25, 2008, NAO held a special meeting of stockholders to vote on the proposed acquisition.  At this special meeting, the proposal to acquire the Deep South Companies was not approved by NAO’s stockholders.  As a result, NAO is now required to seek approval from its stockholders to dissolve and liquidate as provided in its Charter and its public filings with the SEC.

The Plan of Liquidation set forth in Annex A to this proxy statement provides for the discharge of NAO’s liabilities and the winding up of its affairs, including distribution to the Public Stockholders of the principal and  accumulated interest of the Trust Account as contemplated by the Charter and IPO Prospectus.  No payments will be made in respect of NAO’s outstanding warrants or to any shares of Common Stock owned prior to the IPO (the “Pre-IPO Shares”).

Stockholder approval of NAO’s dissolution is required by Delaware law, under which NAO is organized.  Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws.  The affirmative vote of a majority of NAO’s outstanding shares of Common Stock will be required to approve the dissolution and Plan of Liquidation.  The holders of the Pre-IPO Shares (the “Initial Stockholders”) have advised NAO that they support the dissolution and will vote all of their 3,965,250 shares of Common Stock in favor of the dissolution and the Plan of Liquidation, which includes Pre-IPO Shares and shares of Common Stock sold pursuant to the IPO (the “Public Shares”).  NAO’s board of directors (the “Board of Directors”) intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and the Plan of Liquidation.

NAO currently has net liabilities and obligations that exceed its available cash outside the Trust Account.  NAO is negotiating with its creditors and believes that it will settle any outstanding liabilities or obligations by the time it effects the dissolution and liquidation.  The directors and officers of NAO have established with their own funds a contingency reserve of $25,000 (the “Contingency Reserve”) to make reasonable provision for any outstanding or unknown liabilities or obligations, either currently existing or that may arise in the future.  Furthermore, at the time of NAO’s IPO, certain of NAO’s directors and officers (the “Initial Directors and Officers”) provided NAO with a limited indemnity to indemnify NAO, but only to the extent necessary to ensure that such claims do not reduce the amount in the Trust Account, for any claim (i) by any vendor or other person who is owed money by NAO for services rendered or products sold or (ii) by any Target Business that NAO did not pay or reimburse for fees and expenses to a third party that NAO agreed in writing to be liable.  The Initial Directors’ and Officers’ indemnification obligations are not a component of and are independent from the Plan of Liquidation and would not extend to any claims that any creditor had legally waived.  To the extent that a creditor’s claims cannot be satisfied by either the Contingency Reserve or the indemnification obligations of the Initial Directors and Officers, under Delaware law the Public Stockholders could be required to return their pro rata portion of distributions that they receive pursuant to the Plan of Liquidation to pay the liabilities not so discharged.  However, the Public Stockholders will not be required to return amounts in excess of the total funds received by them from NAO.

After careful consideration of all relevant factors, the Board of Directors has unanimously determined that NAO’s dissolution is fair to and in the best interests of NAO and its stockholders.  The Board of Directors has unanimously approved the dissolution of NAO, has declared it advisable and unanimously recommends that you vote or give instruction to vote “FOR” the dissolution and Plan of Liquidation.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize the Board of Directors or its Chairman of the Board, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve NAO’s dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the special meeting.  Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

NAO’s management and the Board of Directors appreciate your support during this process.

Sincerely,

/s/ Scott A. Levine
Chairman of the Board
Scott A. Levine

YOUR VOTE IS IMPORTANT. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

NORTH AMERICAN INSURANCE LEADERS,INC.
885 Third Ave, 31st Floor
New York, New York 10022
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD

TO THE STOCKHOLDERS OF
NORTH AMERICAN INSURANCE LEADERS, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of North American Insurance Leaders, Inc., a Delaware corporation (“NAO,” “we” or “us”), at 10:00 a.m. Eastern Standard Time, on ________, 2008, at the offices of Dechert LLP at 1095 Avenue of the Americas, New York, New York 10036 for the sole purpose of considering and voting upon proposals to:

1.	Approve the dissolution of NAO and the proposed plan of liquidation in substantially the form set forth in Annex A (the “Plan of Liquidation”) to the accompanying proxy statement; and

2.
Authorize NAO’s board of directors (the “Board of Directors”) or its Chairman of the Board, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and NAO’s bylaws, no other business may be transacted at the meeting.

The “record date” for the special meeting is _________, 2008.  Only holders of record of NAO’s common stock, par value $0.0001 (the “Common Stock”), at the close of business on that date are entitled to receive notice of the special meeting, to vote at the special meeting and to have their votes counted at the special meeting or any postponement or adjournment.

On the record date, there were 17,968,750 outstanding shares of Common Stock, of which 14,375,000 shares (the “Public Shares”) were issued pursuant to NAO’s initial public offering (the “IPO”) and 3,593,750 shares (the “Pre-IPO Shares”) were issued before the IPO.  Each share of Common Stock entitles its holder to one vote per proposal at the special meeting.  NAO’s outstanding warrants do not have any voting rights.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares of Common Stock are represented at the special meeting.  If you are a stockholder of record, you may also cast your vote in person at the special meeting.  If your shares of Common Stock are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank.  Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the dissolution and Plan of Liquidation.

The Board of Directors unanimously recommends that you vote “FOR” approval of each proposal.

Dated:  ________, 2008

By Order of the Board of Directors,

/s/ Scott A. Levine
Scott A. Levine
Chairman of the Board

CONTENTS

Summary Of The Plan Of Liquidation	1

Caution Regarding Forward-Looking Statements	2

Questions And Answers About The Special Meeting And The Plan of Liquidation	3

General Information About The Special Meeting	7

Proposal 1: The Dissolution and Plan of Liquidation	9

Risk Factors To Be Considered In Connection With NAO’s Dissolution And The Plan Of Liquidation	10

Dissolution Under Delaware Law	12

Votes Required And Board Recommendation	14

Proposal 2: The Adjournment Proposal	16

Information About NAO	16

Security Ownership Of Certain Beneficial Owners And Management	18

Stockholder Proposals	21

Delivery Of Documents To Stockholders	21

Where You Can Find More Information	22

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approve NAO’s dissolution and Plan of Liquidation, as contemplated by its amended and restated certificate of incorporation (the “Charter”).

This summary describes briefly the material terms of NAO’s proposed dissolution and Plan of Liquidation.  This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but it does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you.  To understand fully the dissolution and Plan of Liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

If the dissolution is approved, we will:

●	file a certificate of dissolution (the “Certificate of Dissolution”) with the Delaware Secretary of State;

●	adopt a Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement by action of the Board of Directors in compliance with Delaware law;

●
establish a contingency reserve of $25,000 (the “Contingency Reserve”) for the satisfaction of any outstanding or unknown liabilities, consisting solely of funds provided by NAO’s directors and officers; and

●
pay or adequately provide for the payment of our liabilities, including (i) liabilities for taxes, (ii) expenses of the dissolution and liquidation and (iii) our obligations to the holders of the Public Shares (the “Public Stockholders”) in accordance with the Charter.

We expect to make a liquidating distribution to the Public Stockholders of the proceeds of the Trust Account (as defined below) as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after stockholder approval of the dissolution and the Plan of Liquidation and adoption of the Plan of Liquidation by NAO’s Board of Directors.  NAO does not anticipate that any creditors will make any claims with respect to amounts held in the Trust Account.  NAO currently has net liabilities and obligations that exceed its available cash outside the Trust Account.  NAO is negotiating with its creditors and believes that it will settle any outstanding liabilities or obligations by the time it effects the dissolution and liquidation.  The Contingency Reserve, however, should be reasonable provision for any outstanding or unknown obligations or liabilities of NAO.  Furthermore, at the time of NAO’s IPO, certain of NAO’s directors and officers (the “Initial Directors and Officers”) provided NAO with a limited indemnity to indemnify NAO, but only to the extent necessary to ensure that such claims do not reduce the amount in the Trust Account, for any valid claim (i) by any vendor or other person who is owed money by NAO for services rendered or products sold or (ii) by any Target Business that NAO did not pay or reimburse for fees and expenses to a third party that NAO agreed in writing to be liable.  The Initial Directors’ and Officers’ indemnification obligations are not a component of and are separate from the Plan of Liquidation and would not apply to any claim that a creditor had legally waived.  To the extent, however, that a creditor’s claims cannot be satisfied by either the Contingency Reserve or the indemnification obligations of the Initial Directors and Officers, under Delaware law the Public Stockholders could be required to return their pro rata portion of distributions that they receive pursuant to the Plan of Liquidation to pay the liabilities not so discharged.  The Public Stockholders will not be required to return amounts in excess of the total funds received by them from NAO.

NAO intends to pursue any applicable federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution.  If it is successful in obtaining a tax refund, the refund will be distributed first to satisfy NAO’s outstanding liabilities or obligations, if any, and then pro rata to the Public Stockholders.

As a result of NAO’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them generally, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Common Stock.  You should consult your tax advisor as to the tax effects of the Plan of Liquidation and NAO’s dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

If our stockholders do not vote to approve NAO’s dissolution and Plan of Liquidation, the Board of Directors will explore what, if any, alternatives are available for the future of NAO.  The Board of Directors believes, however, there are no viable alternatives to NAO’s dissolution and liquidation pursuant to the Plan of Liquidation.  Indeed, the Charter and the prospectus for its IPO (the “IPO Prospectus”) state that NAO must liquidate in these circumstances.  The Board of Directors has unanimously approved NAO’s dissolution, deems it advisable and recommends you vote “FOR” approval of NAO’s dissolution and Plan of Liquidation.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of NAO’s assets, the anticipated liquidation value per share of our Common Stock, the funds in the Contingency Reserve being a reasonable provision for any of NAO’s outstanding or unknown obligations and liabilities, the ability of the Initial Officers and Directors to satisfy any indemnification obligations provided to NAO at the time of its IPO, whether NAO will have any outstanding liabilities or obligations when it effects the dissolution and liquidation and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection” and “would.” NAO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause NAO’s actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected and that we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth under the caption “The Dissolution and Plan of Liquidation—Risk Factors to be Considered in Connection with NAO’s dissolution and the Plan of Liquidation” and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our Public Stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although NAO believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, it cannot guarantee future events or results. Except as required by law, NAO undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN OF LIQUIDATION

These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.	What is being voted on?

A.	You are being asked to vote upon proposals to:

	1.	Approve the dissolution of NAO and the proposed Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement; and

	2.	Authorize NAO’s Board of Directors or its Chairman of the Board, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and NAO’s bylaws, no other business may be transacted at the meeting.

Q.	Why is NAO proposing dissolution and liquidation?

A.
NAO was incorporated in Delaware on August 8, 2005 as a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance-related businesses in North America (a “business combination”).  A registration statement, No. 333-127871, for NAO’s IPO was declared effective on March 21, 2006. On that date, NAO consummated a private placement of 1,700,000 rights convertible into warrants to NAO’s current directors, officers and the spouse of one of the officers (the “Private Placement”) for an aggregate purchase price of $1,700,000.  On March 27, 2006, NAO consummated the IPO of 14,375,000 units, including the units sold pursuant to over-allotment option granted to CRT Capital Group LLC, the underwriter of the IPO (the “Underwriter”), and received gross proceeds of $115,000,000.  Each unit consisted of one share of Common Stock and one redeemable warrant to purchase a share of Common Stock at an exercise price of $6.00.  NAO paid the Underwriter fees of 4.5% of the gross proceeds of the IPO, or $5,175,000, and agreed to pay an additional $2,875,000 in underwriting fees upon the consummation of a business combination. Upon the closing of the IPO, $109,950,000 (including the $2,875,000 of deferred underwriting fees and the $1,700,000 from the Private Placement) was placed in a trust account (the “Trust Account”) with JPMorgan Chase Bank, N.A. as trustee (the “Trustee”).  The money in the Trust Account was to be used in connection with the consummation of a business combination or returned to the Public Stockholders if a business combination was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within such 18-month period.  The balance in the Trust Account on March 31, 2008 was $114,889,084 and on June ___, 2008 was $__________ (or approximately $_.__ per Public Share).

Pursuant to an Investment Management Trust Agreement dated March 21, 2006 (the “Trust Agreement”), between NAO and the Trustee, the funds in the Trust Account were invested in money market accounts meeting conditions of the Investment Company Act of 1940, as amended, and/or securities principally issued or guaranteed by the U.S. government.  Under the Trust Agreement, during each quarter commencing July 1, 2006, the Trustee released to NAO half of the net interest earned on the Trust Account during the preceding quarter to cover a portion of NAO’s working capital requirements, but the aggregate amount permitted to be released to NAO could not exceed $1,000,000.  By June 30, 2007, NAO had received $1,000,000 of the net interest income that was earned on the funds in the Trust Account.  This $1,000,000 in net interest income and the net proceeds of the IPO that were not initially deposited in the Trust Account have been used to pay business, legal and accounting due diligence costs incurred in attempting to consummate a business combination and to pay general and administrative expenses.

On August 10, 2007, NAO announced that it had entered into a securities purchase agreement with Deep South Holding, L.P., a Texas limited partnership, NAIL Acquisition Corp. I, a Delaware corporation and NAO’s wholly owned, newly formed subsidiary, and David J. Disiere to purchase all of the outstanding ownership interests of Deep South Holding, L.P.’s operating subsidiaries that provide insurance services (the “Deep South Companies”) as well as certain assets of Deep South Holding, L.P. relating to the businesses of the Deep South Companies such as contracts, leases, intellectual property and fixed assets.  NAO filed a definitive proxy statement regarding its proposed acquisition of the Deep South Companies with the Securities and Exchange Commission (the “SEC”) on January 31, 2008.  On March 25, 2008, NAO held a special meeting of stockholders to vote on the proposed acquisition.  At the special meeting, the proposal to acquire the Deep South Companies was not approved by NAO’s stockholders.  As a result, NAO is now required to seek approval from its stockholders to dissolve and liquidate as provided in its Charter and public filings with the SEC.

The Plan of Liquidation set forth in Annex A to this proxy statement provides for the distribution to the Public Stockholders the principal and accumulated interest of the Trust Account as contemplated by the Charter and the IPO Prospectus.  NAO’s stockholders that owned Pre-IPO Shares (the “Initial Stockholders”) have waived any interest in such distribution with respect to their Pre-IPO Shares but not with respect to any Public Shares owned by them.  Stockholder approval of NAO’s dissolution is required by Delaware law, under which NAO is organized.  Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of NAO’s outstanding shares of Common Stock will be required to approve the dissolution and Plan of Liquidation.  The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Q.	How do the Initial Stockholders intend to vote their shares?

A.
The Initial Stockholders, who purchased an aggregate of 3,593,750 Pre-IPO Shares and 371,500 Public Shares in the open market, have advised NAO that they support the dissolution and Plan of Liquidation and will vote for it, together with the adjournment proposal.

Q.	What vote is required to adopt the proposals?

A.
Approval of NAO’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of NAO’s outstanding shares of Common Stock.  Approval of Proposal 2 (adjourning the special meeting if necessary) requires the affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy at the special meeting and voting on the proposal.

Q.	Why should I vote for the proposals?

A.
The Plan of Liquidation provides for the distribution to the Public Stockholders of the current funds, including any accumulated interest, in the Trust Account as contemplated by NAO’s Charter and the IPO Prospectus.  Stockholder approval of NAO’s dissolution is required by Delaware law, under which NAO is organized, and stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws.  If the dissolution and Plan of Liquidation is not approved, NAO will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds in the Trust Account to the Public Stockholders.

Q.	How much do I get if the dissolution and Plan of Liquidation are approved?

A.
If the dissolution and Plan of Liquidation are approved, we expect that the Public Stockholders will receive apparently $_.__ per Public Share.  The Trust Account contained an aggregate amount of approximately $114,889,084 as of March 31, 2008 and approximately $__________ as of June __, 2008. The amount in the Trust Account available for distribution to the holders of Public Shares will be finally determined at the time of such distribution.

However, we cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the additional claims of creditors or otherwise.  See “The Dissolution and Plan of Liquidation—Risk Factors to be Considered in Connection with NAO’s Dissolution and Plan of Liquidation.”

Q.	What if I don’t want to vote for the dissolution and Plan of Liquidation?

A.
If you do not want the dissolution and Plan of Liquidation to be approved, you must abstain, not vote or vote against it. You should be aware, however, that if the dissolution and Plan of Liquidation are not approved, NAO will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds held in the Trust Account to the Public Stockholders. Whether or not you vote against it, if the dissolution and Plan of Liquidation are approved, all Public Stockholders will be entitled to share ratably in the liquidation of the Trust Account.

Q.	What happens if the dissolution and Plan of Liquidation are not approved?

A.
If the dissolution and Plan of Liquidation are not approved, NAO will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the Trust Account to Public Stockholders.  If sufficient votes to approve the dissolution and Plan of Liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Board of Directors or Chairman of the Board may seek to adjourn or postpone the meeting to continue to seek such approval.

Q.	If the dissolution and Plan of Liquidation are approved, what happens next?

A.	We will:

● file a Certificate of Dissolution with the Secretary of State of the State of Delaware;

● adopt the Plan of Liquidation by action of the Board of Directors in compliance with Delaware law;

● pay or adequately provide for the payment of our remaining liabilities through the Contingency Reserve;

● distribute the funds, including any accumulated interest thereon, in the Trust Account to Public Stockholders; and

● otherwise effectuate the Plan of Liquidation.

Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.
Yes.  After carefully reading and considering the information in this document, please fill out and sign your proxy card.  Then return it in the enclosed envelope as soon as possible, so that your shares of Common Stock may be represented at the special meeting.

Q.	What will happen if I abstain from voting or fail to vote?

A.	Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and Plan of Liquidation.

Q.	How do I change my vote?

A.
Deliver a signed proxy card with a later date to NAO prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022, Attn: President.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?

A.
No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares. Your broker can tell you how to provide these instructions.

Q.	Can I still sell my shares of Common Stock?

A.
Yes.  You may sell your shares of Common Stock at this time, although the market for our shares of Common Stock may be limited.  If you sell shares of Common Stock before, or purchase shares of Common Stock after, the record date for the special meeting, you will not be entitled to vote those shares of Common Stock at the special meeting.  Delaware law restricts transfers of our shares of Common Stock after dissolving, which we expect will occur upon approval of NAO’s dissolution by stockholders at the special meeting.  Thereafter, we believe that any trades of NAO’s shares will be tracked and marked with a due bill by the Depository Trust Company.

Q.	Who can help answer my questions?

A.	If you have questions, you may write North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022, Attn: President or call NAO at (212) 319-9407.

Q.	What will happen to my warrants in connection with the dissolution and liquidation of NAO?

A.
Since no distributions will be made to holders of warrants pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to his, her or its tax basis in the warrants in the tax year in which such warrants become worthless (or expire).  In addition, the warrants have no voting rights.

Q.	Should I send in my NAO stock certificates now?

A.	No. After NAO is dissolved, you will receive written instructions explaining how to exchange your shares of Common Stock for the cash to which you will be entitled.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

NAO is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting of stockholders in connection with the proposed dissolution and liquidation of NAO.  This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

DATE, TIME AND PLACE. We will hold the special meeting at 10:00 a.m., Eastern Standard Time, on ________, 2008, at the offices of Dechert LLP at 1095 Avenue of the Americas, New York, New York 10036, to vote on the proposals to approve NAO’s dissolution and Plan of Liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

PURPOSE. At the special meeting, holders of NAO’s shares of Common Stock will be asked to approve NAO’s dissolution and Plan of Liquidation and the proposal to authorize the Board of Directors or the Chairman of the Board, in their discretion, to adjourn or postpone the special meeting to solicit additional proxies.

The special meeting has been called only to consider approval of the proposed dissolution and Plan of Liquidation and to grant authority to the Board of Directors or the Chairman of the Board to adjourn or postpone the meeting if necessary to solicit additional proxies.  Under Delaware law and NAO’s bylaws, no other business may be transacted at the special meeting.

RECORD DATE; WHO IS ENTITLED TO VOTE. The “record date” for the special meeting is ________, 2008. Record holders of NAO’s shares of Common Stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting.  On the record date, there were 17,968,750 outstanding shares of Common Stock, of which 14,375,000 were Public Shares and 3,593,750 were Pre-IPO Shares.  Each share of Common Stock entitles its holder to one vote per proposal at the special meeting.  NAO’s warrants do not have voting rights.

Our Initial Stockholders have advised NAO that they will vote their 3,593,750 Pre-IPO Shares and 371,500 Public Shares in favor of both of the proposals.

During the ten-day period before the special meeting, NAO will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its former offices at 885 Third Avenue, 31st Floor, New York, New York 10022 for any purpose germane to the special meeting.  The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting and may be inspected by any stockholder who is present.

QUORUM; VOTE REQUIRED. A majority of the outstanding shares of Common Stock, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than for the adjournment of the meeting to seek additional proxies.  Approval of NAO’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of NAO’s outstanding shares of Common Stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of  NAO’s shares of Common Stock voting on the proposal.

ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL.

VOTING YOUR SHARES.  Each share of Common Stock that you own in your name entitles you to one vote per proposal.  Your proxy card shows the number of shares of Common Stock that you own.

There are two ways to vote your shares of Common Stock at the meeting:

●
By signing and returning the enclosed proxy card. If you vote by proxy card, your “proxies,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by NAO’s Board of Directors “FOR” approval of the dissolution and Plan of Liquidation and the proposal to authorize the Board of Directors or the Chairman of the Board to adjourn or postpone the meeting to solicit additional proxies.

●
You can attend the special meeting and vote in person. We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

ADJOURNMENT OR POSTPONEMENT. If Proposal 2 is approved at the special meeting, NAO may adjourn or postpone the special meeting, if necessary, to solicit further proxies. In addition, NAO may adjourn or postpone the special meeting as set forth in NAO’s Charter, its bylaws or as otherwise permitted by law.

QUESTIONS ABOUT VOTING. If you have any questions about how to vote or direct a vote in regards to your  shares Common Stock, you may call NAO at (212) 319-9407. You may also want to consult your financial and other advisors about the vote.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE.  If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

●	delivering another proxy card with a later date;

●
notifying NAO in writing before the special meeting that you have revoked your proxy by sending such notice to North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022, Attn: President; or

●	attending the special meeting, revoking your proxy and voting in person.

BROKER NON-VOTES. If your broker holds your shares in its name and you do not give the broker voting instructions, Financial Industry Regulatory Authority rules prohibit your broker from voting your shares on the dissolution and Plan of Liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the dissolution and Plan of Liquidation proposal.  Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares of Common Stock present in person or by proxy and entitled to vote.

If your shares are held in “street name,” consult your broker, bank or other nominee for instructions on how to revoke your proxy or change your vote.  If an executed proxy card is returned by a broker, bank or other nominee holding shares of Common Stock that indicates that it does not have discretionary authority to vote on the proposals, the shares of Common Stock will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered to have been voted on the proposals. Your broker, bank or other nominee will vote your shares only if you provide instructions on how to vote by following the information provided to you by such broker, bank or other nominee.

NO DISSENTERS’ RIGHTS. Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with NAO’s dissolution and liquidation.

SOLICITATION COSTS. NAO is soliciting proxies on behalf of the Board of Directors.  This solicitation is being made by mail but also may be made in person or by telephone or other electronic means.  NAO and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means.  These persons will not be paid for doing this.

NAO has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. NAO will pay all fees and expenses related to the retention of any proxy solicitation firm.

NAO will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.  NAO will reimburse them for their reasonable expenses.

STOCK OWNERSHIP. Information concerning the holdings of certain NAO stockholders is set forth under “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL 1

THE DISSOLUTION AND PLAN OF LIQUIDATION

The Board of Directors is proposing NAO’s dissolution and Plan of Liquidation for approval by our stockholders at the special meeting.  As required by Delaware law, the Board intends to approve the Plan of Liquidation immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a Certificate of Dissolution with the Secretary of State of the State of Delaware.  A copy of the Plan of Liquidation is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

After approval of NAO’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

●
filing a Certificate of Dissolution with the Secretary of State of the State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

●	adopting a Plan of Liquidation in substantially in the form set forth in Annex A to this proxy statement by action of the Board of Directors in compliance with Delaware law;

●	establishing the Contingency Reserve for the reasonable provision of outstanding or unknown liabilities;

●
giving the Trustee notice to commence liquidating the investments constituting the Trust Account and turning over the proceeds to NAO’s transfer agent for distribution according to the Plan of Liquidation;

●
as provided in the Plan of Liquidation, paying or adequately providing for the payment of (1) liabilities for taxes, (2) expenses of the dissolution and liquidation and (3) our obligations to NAO’s Public Stockholders in accordance with the Charter;

●
if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

●	winding up our remaining business activities; and

●	making tax and other regulatory filings.

Following dissolution, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation.  In addition, although we do not anticipate that it will be necessary to do so since we do not now have any material assets outside the Trust Account, the Board of Directors will be authorized to establish a liquidating trust to complete NAO’s liquidation.  NAO intends to pursue any applicable federal or state tax refunds arising out of the proposed acquisition of the Deep South Companies and its other business activities from inception through dissolution.  To the extent NAO is successful in obtaining such refunds, the proceeds will be applied as follows: first, to satisfy the claims against or obligations of NAO, if any; and second, any remaining proceeds will be distributed pro rata to our Public Stockholders in accordance with our Charter. Due to the timing and potential uncertainty regarding any refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest of the Trust Account.

NAO currently has net liabilities and obligations that exceed its available cash outside the Trust Account.  NAO is negotiating with its creditors and believes that it will settle any outstanding liabilities or obligations by the time it effects the dissolution and liquidation.  The directors and officers of NAO have established with their own funds the Contingency Reserve to make reasonable provision for any outstanding or unknown liabilities or obligations, either those currently existing or that arise in the future.  In addition to the Contingency Reserve, at the time of NAO’s IPO, the Initial Directors and Officers provided NAO with a limited indemnity to indemnify NAO, but only to the extent necessary to ensure that such claims do not reduce the amount in the Trust Account, for any claim (i) by any vendor or other person who is owed money by NAO for services rendered or products sold or (ii) by any Target Business that NAO did not pay or reimburse for fees and expenses to a third party that NAO agreed in writing to be liable.  The Initial Directors’ and Officers’ indemnification obligations are not a component of and are independent from the Plan of Liquidation and would not extend to any claims that any creditor had legally waived.  To the extent that a creditor’s claims cannot be satisfied by either the Contingency Reserve or the indemnification obligations of the Initial Directors and Officers, under Delaware law the Public Stockholders could be required to return their pro rata portion of distributions that they receive pursuant to the Plan of Liquidation to pay the liabilities not so discharged.  However, the Public Stockholders will not be required to return amounts in excess of the total funds received by them from NAO.

Our Board of Directors has unanimously approved the dissolution of NAO and unanimously recommends that our stockholders vote “FOR” this Proposal.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH
NAO’S DISSOLUTION AND THE PLAN OF LIQUIDATION

There are a number of factors that our stockholders should consider when deciding whether to vote to approve NAO’s dissolution and Plan of Liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

If our stockholders approve NAO’s dissolution and Plan of Liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of the State of Delaware and wind up our business promptly thereafter.  We expect that NAO will make the liquidation distribution of the proceeds of the Trust Account to its Public Stockholders as soon as practicable following the filing of our Certificate of Dissolution.  We do not expect that we will have any assets remaining for distribution after this payment.  There are a number of factors that could delay our anticipated timetable, including the following:

●	delays in payment, or arrangement for payment or compromise, of NAO’s liabilities or obligations, if any;

●	lawsuits or other claims asserted against us; and

●	unanticipated legal, regulatory or administrative requirements.

If our resources for payments to creditors are inadequate, each stockholder may be liable for a pro rata portion of creditors’ claims up to the amount we distributed to such stockholder.

Under Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up.  If we fail to provide adequately for all our liabilities, each of our Public Stockholders could be liable for payment of the pro rata portion of creditors’ claims up to the amount distributed to such Public Stockholder in the liquidation.

The funds in the Contingency Reserve may not be able to satisfy  creditors’ claims against NAO and the creditors may sue the Public Stockholders to obtain satisfaction for their claims.

NAO’s directors and officers have established the Contingency Reserve, which consists of $25,000 of their own funds, as a reasonable provision for any outstanding or unknown claims or liabilities.  To the extent that NAO’s creditors’ claims are greater than the amount in the Contingency Reserve, those creditors may sue the Public Stockholders to obtain satisfaction for their claims, and the Public Stockholders could be required to pay up to the full amount of the distributions received by them from NAO.

Claims may be made against the Trust Account, resulting in its impairment or in delay in distributing it to Public Stockholders.

NAO currently has net liabilities and obligations that exceed its available cash outside the Trust Account and has needed to make arrangements with its creditors.  To the extent that the Contingency Reserve or the limited indemnification obligations of the Initial Directors and Officers, which are described in greater detail elsewhere in this proxy statement do not satisfy a creditor's claims, NAO’s creditors may seek to satisfy their claims from funds in the Trust Account.  This could reduce the Public Stockholders’ distributions from the Trust Account or delay Public Stockholder distributions.

If they do not perform them, you may have difficulty enforcing the indemnification obligations of the Initial Directors and Officers.

We currently believe that our Initial Directors and Officers are capable of satisfying their indemnification obligations, which consist of indemnifying NAO, but only to the extent that such a claim would reduce the amount in the Trust Account, for any valid claim (i) by any vendor or other person who is owed money by NAO for services rendered or products sold or (ii) by any Target Business that NAO did not pay or reimburse for fees and expenses to a third party that NAO agreed in writing to be liable.  The Initial Directors’ and Officers’ indemnification obligations are not a component of and are independent from the Plan of Liquidation and would not extend to any claims that any creditor had legally waived.  To the extent that their indemnification obligations are substantially higher than we currently foresee or expect and/or the Initial Directors’ and Officers’ financial resources deteriorate, the Initial Directors and Officers may not be able to fully meet their indemnification obligations.  Hence, we cannot assure you that our Initial Directors and Officers will be able to satisfy those obligations.  Furthermore, the indemnification obligations of the Initial Directors and Officers are not collateralized or guaranteed.   You may have difficulty enforcing indemnification obligations of the Initial Directors and Officers if they fail to satisfy them.

Recordation of transfers of shares of  Common Stock on our stock transfer books will be restricted as of the date fixed by the Board of Directors for filing the Certificate of Dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our shares of Common Stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of Common Stock held in “street” name will be tracked and marked with a due bill by the Depository Trust Company.

The Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

Even if NAO’s dissolution is approved by our stockholders, the Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation if it determines that doing so is in the best interests of NAO and its stockholders. The Board of Directors is, however, unaware of any circumstances under which it would do so, unless prohibited from doing so by law, regulation or court order.

If our stockholders do not approve the dissolution and the Plan of Liquidation, we can give no assurances as to how or when, if ever, amounts in the Trust Account will be distributed to our stockholders.

The Charter provides that the proceeds from the Trust Account will be distributed to stockholders upon the dissolution and liquidation of NAO, and Delaware law requires that the stockholders approve the dissolution and liquidation. If NAO’s stockholders do not approve the dissolution and the Plan of Liquidation, NAO will not have the requisite legal authority to distribute the proceeds from the Trust Account to stockholders.  In such case, we can give no assurances as to how or when, if ever, such amounts will be distributed.

DISSOLUTION UNDER DELAWARE LAW

Under the Charter, NAO is required to dissolve because it did not complete a business combination within the required time period. Under Delaware law and for federal tax reasons, stockholders need to approve the dissolution and Plan of Liquidation. That is why we are holding the special meeting.

Section 275 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may dissolve upon a majority vote of the Board of Directors of the corporation followed by a favorable vote of the holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution will be effected by filing a certificate of dissolution with the State of Delaware. Once a Delaware corporation is dissolved, its existence is automatically continued for a term of three years solely for the purpose of winding up its business.  The process of winding up includes:

●	prosecution and defense of any lawsuits;

●	settling and closing of any business;

●	disposition and conveyance of any property;

●	discharge of any liabilities; and

●	distribution of any remaining assets to the stockholders of the corporation.

The Board of Directors has approved NAO’s dissolution. The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Principal provisions of the Plan of Liquidation

General. In accordance with the Trust Agreement and the Charter, we will distribute pro rata to our Public Stockholders all of the proceeds of the Trust Account less the funds that will be used to pay applicable estimated federal, state and city taxes. We anticipate that there will not be any other amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after stockholder approval at the special meeting of NAO’s dissolution and Plan of Liquidation. We do not anticipate that we will solicit any further votes from our stockholders with respect to the Plan of Liquidation. It is currently anticipated that NAO will make a liquidating distribution of the funds in the Trust Account to the Public Shares on a pro rata basis although the exact timing and amount will not be determined until the time of such distribution.

NAO currently has net liabilities and obligations that exceed its available cash outside the Trust Account.  NAO is currently negotiating with its creditors and believes that it will settle any outstanding claims and liabilities by the time that it effects the dissolution and liquidation.  The directors and officers of NAO have established with their own funds the Contingency Reserve to make reasonable provision for any outstanding or unknown claims or liabilities, either currently existing or that arise in the future.  If the funds in the Contingency Reserve and the indemnification obligations of the Initial Directors and Officers, which are independent of the Plan of Liquidation and apply to only specific types of claims to the extent that those claims reduce the amount in the Trust Account, do not satisfy a creditor's claims, under Delaware law the Public Stockholders could be required to return their pro rata portion of distributions that they receive pursuant to the Plan of Liquidation to pay the liabilities not so discharged.  However, the Public Stockholders will not be required to return amounts in excess of the total funds received by them from NAO.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with NAO’s dissolution or Plan of Liquidation. Following approval of NAO’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation.

We are obligated to indemnify our officers, directors, employees and agents in accordance with the Charter and our bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets, we may not be able to provide meaningful indemnification to such persons. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation.

Contingency Reserve. We generally are required, in connection with NAO’s dissolution, to make reasonable provision for the payment of our liabilities and, pursuant to such requirement, NAO’s officers and directors have established the Contingency Reserve.

Potential Liability of Stockholders.  Under the DGCL, if we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors up to the amount that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates.  Stockholders should not forward their stock certificates before receiving instructions to do so.  After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the funds in the Trust Account may be held in trust, without interest and subject to applicable escheat laws.  If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration. Our shares of Common Stock trade currently on the American Stock Exchange (“AMEX”) and are listed under the trading symbol “NAO.”  Trading in our warrants and units, listed respectively under the trading symbols “NAO.WS” and “NAO.U,” has been halted by AMEX.  After dissolution, because we will discontinue recording transfers of the Common Stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board of Directors will apply to terminate NAO’s registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Liquidating Trusts. Although the Board of Directors does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders.  Any liquidating trust would be evidenced by a trust agreement between NAO and any trustee selected by the Board of Directors.

Sales of Assets and Collection of Sums Owing.  The Plan of Liquidation gives the Board of Directors the authority to sell all of our remaining assets, although NAO’s existing assets outside the Trust Account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. The Plan of Liquidation also authorizes the Board of Directors to proceed to collect all sums due or owing to NAO, including any tax refunds owing to NAO.  Any such funds collected will be distributed in accordance with the Plan of Liquidation.

Absence of Appraisal Rights. Stockholders are not entitled to appraisal rights in connection with NAO’s dissolution and Plan of Liquidation.

Regulatory Approvals. We do not believe that any material U.S. federal or state regulatory requirements must be met or approvals obtained in connection with NAO’s dissolution or the Plan of Liquidation.

Treatment of Warrants. There will be no distribution from the Trust Account with respect to NAO’s warrants.  Because NAO failed to consummate a business combination, NAO’s warrants did not become exercisable and will expire worthless.

Payment of Expenses. In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person or entity in connection the implementation of the Plan of Liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION

Approval of NAO’s dissolution and Plan of Liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares of Common Stock outstanding on the record date. The holders of shares of Common Stock will vote on the matter of the approval of NAO’s dissolution and Plan of Liquidation, with each holder entitled to one vote per share on the matter.

Our current directors and executive officers, who hold, as of the record date, an aggregate of 3,571,095 shares of Common Stock, have indicated that they will vote “FOR” each of the proposals.  See “Security Ownership of Certain Beneficial Owners and Management.”

Shares represented by proxy cards received in time for the special meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal.

The Board of Directors believes that NAO’s dissolution and Plan of Liquidation is in the best interests of our stockholders. The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote “FOR” the dissolution and Plan of Liquidation.

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to NAO and to current holders of our Common Stock, units and warrants originally issued in our IPO, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, mutual funds, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time.  Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts, and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

This discussion of certain U.S. federal income tax consequences was not intended or written to be used as, and cannot be used by you, in the purpose of avoiding penalties that may be imposed on you. This discussion was written to support the solicitation of your vote or as instructions to vote your shares of Common Stock.

Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with our dissolution and the Plan of Liquidation, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to NAO

NAO may recognize gain or loss on the sale or other taxable disposition of any of its assets (including most in-kind distributions, if any) pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation. Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of Common Stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of Common Stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of Common Stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of Common Stock owned by a stockholder and will be applied first to recover a stockholder’s tax basis with respect to such share of Common Stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of Common Stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders and then only if the aggregate value of the liquidation distributions with respect to a share of Common Stock is less than the stockholder’s tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any NAO contingent liability not covered by our Contingency Reserve or by the limited indemnification obligations of the Initial Officers and Directors, which are described in greater detail elsewhere in this proxy statement, would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts. Although we anticipate that such a transfer is unlikely, given our limited assets outside of the Trust Account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust.  In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject.  A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding. Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

PROPOSAL 2

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Board of Directors or the Chairman of the Board, in their discretion, to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation.

Consequences if Adjournment Proposal is not Approved

If an adjournment proposal is presented at the meeting and is not approved by the stockholders, the Board of Directors or the Chairman of the Board may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation.  In such event, NAO will not be able to dissolve and liquidate.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Common Stock represented in person or by proxy at the special meeting.

After careful consideration of all relevant factors, the Board of Directors has unanimously determined that the dissolution of NAO is fair to and in the best interests of NAO and its stockholders.  The Board of Directors has unanimously approved NAO’s dissolution, deems it advisable and recommends you approve the dissolution and Plan of Liquidation.  Our Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the adjournment proposal.

INFORMATION ABOUT NAO

General

NAO was incorporated in Delaware on August 8, 2005, as a blank check company formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance or insurance services businesses in North America, which we refer to as a “business combination.” A registration statement, No. 333-127871, for NAO’s IPO was declared effective on March 21, 2006. On that date, NAO consummated the Private Placement for an aggregate purchase price of $1,700,000.  On March 27, 2006, NAO consummated the IPO of 14,375,000 units, including the units sold pursuant to the over-allotment option granted to the Underwriter, and received gross proceeds of $115,000,000.  Each unit consisted of one share of Common Stock and one redeemable warrant to purchase a share of Common Stock at an exercise price of $6.00.  NAO paid the Underwriter fees of 4.5% of the gross proceeds of the IPO, or $5,175,000, and agreed to pay an additional $2,875,000 in underwriting fees upon the consummation of a business combination.  Upon the closing of the IPO, $109,950,000 (including the $2,875,000 of the deferred underwriting fees and $1,700,000 from the Private Placement) was placed in the Trust Account.  The money in the Trust Account was to be used in connection with the consummation of a business combination or returned to the Public Stockholders if a business combination was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period.  We did not complete a business combination within 24 months and are now proceeding to liquidation described below.  The balance in the Trust Account on March 31, 2008 was $114,889,084 and on June __, 2008 was $__________ or approximately $_.__ per Public Share.

Pursuant to the Trust Agreement, the funds in the Trust Account were invested in money market accounts meeting conditions of the Investment Company Act of 1940, as amended, and/or securities principally issued or guaranteed by the U.S. government.  Under the Trust Agreement, during each quarter commencing July 1, 2006, the Trustee released to NAO half of the net interest earned on the Trust Account during the preceding quarter to cover a portion of its working capital requirements, but the aggregate amount permitted to be released to NAO could not exceed $1,000,000. By June 30, 2007, NAO had received $1,000,000 of the net interest income that was earned on the funds in the Trust Account.  The $1,000,000 net interest income and the net proceeds of the IPO that were not deposited in the Trust Account have been used to pay business, legal and accounting due diligence costs incurred in connection with prospective business combinations and to pay general and administrative expenses.

On August 10, 2007, NAO announced that it had entered into the securities purchase agreement with Deep South Holding, L.P., NAIL Acquisition Corp. I, NAO’s wholly owned, newly formed subsidiary, and David J. Disiere to purchase all of the outstanding ownership interests of the Deep South Companies as well as certain assets of Deep South Holding, L.P. relating to the businesses of the Deep South Companies, such as contracts, leases, intellectual property and fixed assets.  NAO filed its definitive proxy statement regarding the proposed acquisition of Deep South Companies with the SEC on January 31, 2008.  On March 25, 2008, NAO held a special meeting of stockholders to vote on the proposed acquisition.  At the special meeting, the proposal to acquire the Deep South Companies was not approved by the NAO’s stockholders.  As a result, NAO is now required to seek approval from its stockholders to dissolve and liquidate as provided in its Charter and public filings with the SEC.  There will be no distribution from the Trust Account with respect to NAO’s warrants.

The Plan of Liquidation set forth in Annex A to this proxy statement provides for the distribution to the Public Stockholders the principal and the accumulated interest of the Trust Account as contemplated by the Charter and IPO Prospectus.  The Initial Stockholders have waived any interest in  such distribution with respect to their Pre-IPO Shares but not with respect to any Public Shares owned by them. Stockholder approval of NAO’s dissolution is required by Delaware law, under which NAO is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws.  The affirmative vote of a majority of NAO’s outstanding shares of Common Stock will be required to approve the dissolution and Plan of Liquidation.

Facilities

We do not own any real estate or other physical properties. Our headquarters were located at 885 Third Avenue, 31st Floor, New York, New York 10022. Under an office administration agreement dated as of March 27, 2006 between Ampton Investments, Inc., a private advisory and investment firm and a California corporation (“Ampton”), and us, Ampton furnished us with office facilities, equipment and clerical services at the facilities in exchange for a payment of $10,000 per month.  The final payment due under the office administration agreement was made in December 2007.

Employees

NAO does not currently have, nor did it ever have, any employees that receive or received any compensation or benefits.

Available Information

We registered the securities offered in the IPO under the Exchange Act and have reporting obligations, including requirements to file annual and quarterly reports with the SEC.  In accordance with the requirements of the Exchange Act, NAO’s annual reports contain financial statements audited and reported on by NAO’s independent accountants.  Because NAO has no cash outside of the Trust Account, NAO does not expect to file its quarterly report on Form 10-Q for the period ended March 31, 2008 or to have financial statements prepared for any subsequent periods.

Legal Proceedings

NAO is not currently a party to any pending legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the NAO Common Stock as of June 1, 2008 by each person who is known by us to own beneficially more than 5.0% of the outstanding shares of NAO Common Stock.

	Beneficial Ownership of NAO Common Stock as of June 1, 2008
Name of Beneficial Owner(1)	Amount of Beneficial Ownership		Percent of Class(2)
5.0% Stockholders
Satellite Fund Management LLC(3) 623 Fifth Avenue, 19th Floor New York, New York 10022	1,774,400		9.9%
Andrew M. Weiss, Ph.D.(4) 29 Commonwealth Ave. (10th Floor) Boston, MA 02116	1,751,900		9.7%
HBK Investments L.P.(5) 300 Crescent Court, Suite 700 Dallas, Texas 75201	1,748,262		9.7%
Jonathan M. Glaser(6) 11601 Wilshire Boulevard, Suite 2180 Los Angeles, California 90025	1,691,100		9.4%
The Baupost Group, L.L.C.(7) 10 St. James Avenue, Suite 2000 Boston, Massachusetts 02116	1,293,300		7.2%
Azimuth Opportunity, Ltd.(8) c/o WSmiths Finance Nemours Chambers, P.O. Box 3170 Road Town, Tortola British Virgin Islands	1,119,500		6.2%
Scott A. Levine	939,901	(9)	5.2%
Francis E. Lauricella, Jr.	904,863	(10)	5.0%

(1)
Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Amount and applicable percentage of ownership is based on 17,968,750 shares of Common Stock outstanding on June 1, 2008.

(3)
Share information based solely on information contained in a Schedule 13G/A, dated February 13, 2008, filed with the SEC. The Schedule 13G/A indicates that (i) Satellite Fund II, L.P. (“Satellite Fund II”) beneficially owns 368,110 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (ii) Satellite Fund IV, L.P. (“Satellite Fund IV”) beneficially owns 68,160 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (iii) Satellite Overseas Fund, Ltd. (“Satellite Overseas”) beneficially owns 898,840 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (iv) The Apogee Fund, Ltd. (f/k/a Satellite Overseas Fund III, Ltd.) (“Apogee”) beneficially owns 163,960 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (v) Satellite Overseas Fund V, Ltd. (“Satellite Overseas V”) beneficially owns 77,870 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (vi) Satellite Overseas Fund VI, Ltd. (“Satellite Overseas VI”) beneficially owns 24,310 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (vii) Satellite Overseas Fund VII, Ltd. (“Satellite Overseas VII”) beneficially owns 32,980 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (viii) Satellite Overseas Fund VIII, Ltd. (“Satellite Overseas VIII”) beneficially owns 56,100 shares of NAO Common Stock and shares voting and dispositive power with respect to the reported shares, (ix) Satellite Overseas Fund IX, Ltd. (“Satellite Overseas IX”) beneficially owns 84,070 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (x) Satellite Asset Management, L.P. (“Satellite Asset Management”) beneficially owns 1,774,400 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (xi) Satellite Fund Management L.L.C. (“Satellite Fund Management”) beneficially owns 1,774,400 shares of Common Stock and shares voting and dispositive power with respect to the reported shares and (xii) Satellite Advisors, L.L.C. (“Satellite Advisors”) beneficially owns 436,270 shares of NAO Common Stock and shares voting and dispositive power with respect to the reported shares. The Schedule 13G/A also indicates that (i) Satellite Advisors has discretionary trading authority over Satellite II and Satellite IV (collectively, the “Delaware Funds”), (ii) Satellite Asset Management has discretionary investment trading authority over Satellite Overseas, Apogee, Satellite Overseas V, Satellite Overseas VI, Satellite Overseas VII, Satellite Overseas VIII and Satellite Overseas IX (together with the Delaware Funds, the “Satellite Funds”), (iii) Satellite Fund Management is the general partner of Satellite Asset Management and (iv) Satellite Fund Management and Satellite Advisors each share the same executive committee that makes investment decisions on behalf of the Satellite Funds and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members.

(4)
Share information based solely on information contained in a Schedule 13G, dated December 10, 2007, filed with the SEC. The Schedule 13G indicates that (i) Weiss Asset Management, LLC (“Weiss Asset”) is the sole general partner of a private investment partnership that beneficially owns 1,243,994 shares of NAO Common Stock, with respect to which Weiss Asset shares voting and dispositive power, (ii) Weiss Capital, LLC (“Weiss Capital”) is the sole investment manager of a private investment corporation that beneficially owns 507,906 shares of Common Stock, with respect to which Weiss Capital shares voting and dispositive power and (iii) Andrew M. Weiss, PH.D. (“Weiss”) is the Managing Member of Weiss Asset and may be deemed to control Weiss Asset.  Weiss is the managing member of Weiss Capital and may be deemed to control Weiss Capital, and as such is reporting beneficial ownership of 1,751,900 shares of Common Stock, with respect to which Weiss shares voting and dispositive power. The Schedule 13G indicates that Weiss disclaims beneficial ownership of the shares reported therein as beneficially owned by him except to the extent of his pecuniary interest therein.

(5)
Share information based solely on information contained in a Schedule 13G/A, dated February 7, 2008, filed with the SEC. The Schedule 13G/A indicates that (i) HBK Investments L.P. beneficially owns 1,748,262 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (ii) HBK Services LLC beneficially owns 1,748,262 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (iii) HBK Partners II L.P. beneficially owns 1,748,262 shares of NAO Common Stock and shares voting and dispositive power with respect to the reported shares, (iv) HBK Management LLC beneficially owns 1,748,262 shares of  Common Stock and shares voting and dispositive power with respect to the reported shares and (v) HBK Master Fund L.P. beneficially owns 1,748,262 shares of Common Stock and shares voting and dispositive power with respect to the reported shares. The Schedule 13G/A also indicates that HBK Investments L.P. has delegated discretion to vote and dispose of the securities to HBK Services LLC (“Services”).  Services may, from time to time, delegate discretion to vote and dispose of certain of the Securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The Schedule 13G/A further indicates that Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz, and William E. Rose are each managing members of HBK Management LLC.

(6)
Share information based solely on information contained in a Schedule 13G, dated February 14, 2007, filed with the SEC. The Schedule 13G indicates that (i) Jonathan M. Glaser beneficially owns 1,691,100 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (ii) JMG Capital Management, Inc. (“JMG Inc.”) beneficially owns 823,200 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (iii) JMG Capital Management, L.L.C. (“JMG LLC”) beneficially owns 823,200 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (iv) Daniel Albert David beneficially owns 867,900 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (v) Roger Richter beneficially owns 867,900 shares of Common Stock and shares voting and dispositive power with respect to the reported shares, (vi) Pacific Assets Management, LLC (“PAM”) beneficially owns 867,900 shares of Common Stock and shares voting and dispositive power with respect to the reported shares and (vii) Pacific Capital Management, Inc. (“PCM”) beneficially owns 867,900 shares of Common Stock and shares voting and dispositive power with respect to the reported shares. The Schedule 13G also indicates that (i) Mr. Glaser, Mr. David and Mr. Richter are control persons of PCM and PAM, (ii) JMG Inc. is a member of JMG LLC and (iii) Mr. Glaser is the control person of JMG Inc. and JMG LLC.

(7)
Share information based solely on information contained in a Schedule 13G, dated February 13, 2007, filed with the SEC. The Schedule 13G indicates that (i) The Baupost Group, L.L.C. (“Baupost”) is a registered investment advisor, (ii) SAK Corporation is the Manager of Baupost and (iii) Seth A. Klarman, as the sole Director of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13(d) of the securities beneficially owned by Baupost.

(8)	Share information based solely on information contained in a Schedule 13G, dated July 21, 2006, filed with the SEC and a Schedule 13G/A dated February 13, 2007, filed with the SEC.

(9)
Mr. Levine disclaims all beneficial ownership in 662,901 of the reported shares, which shares are held by trusts (three trusts holding 165,725 shares each and one trust holding 165,726 shares), for which third parties act as trustee, created for the benefit of Mr. Levine’s children. The mailing address of Mr. Levine is 885 Third Avenue, 31st Floor, New York, New York 10022.

(10)
Mr. Lauricella disclaims all beneficial ownership in 172,500 of the reported shares, 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of one of Mr. Lauricella’s sons, 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of Mr. Lauricella’s daughter, and 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of Mr. Lauricella’s other son. The mailing address of Mr. Lauricella is 475 Gate Five Road, Suite 320, Sausalito, California 94965.

The following table sets forth certain information regarding beneficial ownership of our shares of Common Stock and our warrants as of June 1, 2008, by (i) each of our executive officers, (ii) each of our directors and (iii) all directors and executive officers as a group.  Due to the fact that we will not consummate a business combination, our warrants will expire worthless.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership of NAO Common Stock		Percent of Class(2)	Amount of Beneficial Ownership of Warrants		Percent of Class(3)
Executive Officers
William R. de Jonge	842,064	(4)	4.7%	541,918		3.2%
Paula S. Butler	842,064	(5)	4.7%	541,918	(6)	3.2%
Francis E. Lauricella, Jr.	904,863	(7)	5.0%	541,918		3.2%

Directors
Scott A. Levine	939,901	(8)	5.2%	426,617		2.5%
E. Miles Prentice, III	42,203	(9)	.2%	70,116		*
Robert Sroka	0	(10)	*	0		*
All executive officers and directors as a group	3,571,095		19.9%	2,122,487		12.7%

*	Less than 1.0%.

(1)	Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.

(2)	Amount and applicable percentage of ownership is based on 17,968,750 shares of Common Stock outstanding on June 1, 2008.

(3)	Amount and applicable percentage of ownership is based on 16,758,957 of our warrants outstanding on June 1, 2008.

(4)
Mr. de Jonge disclaims all beneficial ownership in 168,906 of the reported shares, which shares are held by a trust, for which a third party acts as trustee, created for the benefit of Mr. de Jonge’s child. The mailing address of Mr. de Jonge is 885 Third Avenue, 31st Floor, New York, New York 10022.

(5)
Ms. Butler disclaims all beneficial ownership in 172,500 of the reported shares, 57,500 of which are held by one of Ms. Butler’s daughters, 57,500 of which are held by the other of Ms. Butler’s daughters, and 57,500 of which are held by Ms. Butler’s son. The mailing address of Ms. Butler is 83 Chestnut Street, Boston, MA 02108

(6)	Ms. Butler disclaims all beneficial ownership in 175,291 of the reported warrants, which are held by Ms. Butler’s spouse.

(7)
Mr. Lauricella disclaims all beneficial ownership in 172,500 of the reported shares, 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of one of Mr. Lauricella’s sons, 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of Mr. Lauricella’s daughter, and 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of Mr. Lauricella’s other son. The mailing address of Mr. Lauricella is 475 Gate Five Road, Suite 320, Sausalito, California 94965.

(8)
Mr. Levine disclaims all beneficial ownership in 662,901 of the reported shares, which shares are held by trusts (three trusts holding 165,725 shares each and one trust holding 165,726 shares), for which third parties act as trustee, created for the benefit of Mr. Levine’s children. The mailing address of Mr. Levine is 885 Third Avenue, 31st Floor, New York, New York 10022.

(9)	The mailing address of Mr. Prentice is c/o Eaton & Van Winkle LLP, 3 Park Avenue, 16th Floor, New York, New York 10016.

(10)	The mailing address of Mr. Sroka is 885 Third Avenue, 31st Floor, New York, New York 10022.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, NAO does not expect to have an annual meeting of stockholders after the special meeting and, therefore, we are not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, NAO and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement. Upon written or oral request, NAO will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future.  Stockholders receiving multiple copies of such documents may likewise request that NAO deliver single copies of such documents in the future.  Stockholders may notify NAO of their requests by writing to NAO at North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022, Attn: President or calling it at (212) 319-9407.

WHERE YOU CAN FIND MORE INFORMATION

NAO files reports, proxy statements and other information with the SEC as required by Exchange Act.

You may read and copy reports, proxy statements and other information filed by NAO with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

NAO files its reports, proxy statements and other information electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC’s website at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

This proxy statement incorporates important business and financial information about NAO that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan of Liquidation, you should contact:

North American Insurance Leaders, Inc.
885 Third Avenue, 31st Floor
New York, New York 10022
Attn: President

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is _________, 2008.

ANNEX A

PLAN OF LIQUIDATION

OF

NORTH AMERICAN INSURANCE LEADERS, INC.
(A Dissolved Delaware Corporation)

This Plan of Liquidation (or “Plan”) of North American Insurance Leaders,  Inc . (“NAO,” “we” or “us”) is dated this __ day of _________, 2008.

WHEREAS, the dissolution of NAO was duly authorized by its board of directors (the “Board of Directors”) and NAO’s stockholders, and NAO was dissolved on _________, 2008 by the filing of a certificate of dissolution (the “Certificate of Dissolution”) with the Office of the Secretary of State of the State of Delaware;

WHEREAS,  NAO elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, NAO has paid or otherwise satisfied or made provision for all claims and obligations of NAO known to it, including conditional, contingent or unmatured contractual claims, other than the following:

1.
any unknown  liabilities or outstanding obligations prior to the date hereof and liabilities and obligations incurred or to be incurred after such date, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of NAO and the winding up of its business and affairs (the “Outstanding Obligations”);

2.	Liabilities for federal, state and city taxes (“Tax Liabilities”); and

3.
NAO’s obligations to holders (the “Public Stockholders”) of its shares of common stock, par value $0.0001 (the “Common Stock”), issued in its initial public offering (the “IPO”)  to distribute the proceeds of the trust account (the “Trust Account”) established in connection with the IPO in connection with the dissolution and liquidation of NAO as provided in NAO’s amended and restated certificate of incorporation (the “Charter”) and its prospectus for its IPO;

WHEREAS, there are no pending actions, suits or proceedings to which NAO is a party;

WHEREAS, there are no facts known to NAO, indicating that claims that have not been made known to NAO or that have not arisen are likely to become known to NAO or to arise within ten years after the date of dissolution; and

WHEREAS, the directors and officers of NAO have established with their own funds a contingency reserve of $25,000 to make reasonable provision for any outstanding or unknown liabilities or obligations, either currently existing or that may arise in the future;

NOW THEREFORE, NAO adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.
PAYMENT OF LIABILITIES AND OBLIGATIONS. NAO shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of a Certificate of Dissolution of NAO in accordance with Delaware law, (a) pay or provide for the payment in full, or in such other amount as shall be agreed upon by NAO and the relevant creditor, the Outstanding Obligations and (b) pay in full the Tax Liabilities.

2.	CONTINGENCY RESERVE. NAO has established the contingency reserve referred to in the sixth recital hereof as reasonable provision for and as a reserve against claims against and for obligations of NAO.

3.
AUTHORITY OF OFFICERS AND DIRECTORS. The Board of Directors and the officers of NAO shall continue in their positions for the purpose of winding up the affairs of NAO as contemplated by Delaware law. The Board of Directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process and is authorized to pay such persons compensation for their services; provided, however, that no current officer or director of NAO shall receive any compensation for his or her services as aforesaid and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to NAO’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Common Stock shall constitute the approval of NAO’s stockholders of the Board of Director’s authorization of the payment of any such compensation. The adoption of the Plan by the holders of the shares of Common Stock shall constitute full and complete authority, in accordance with and subject to the terms of the Charter, for the Board of Directors and the officers of NAO, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board of Directors or such officers deem necessary, appropriate or advisable (i) to dissolve NAO in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of NAO; (iii) to satisfy or provide for the satisfaction of NAO’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of NAO to the holders of the Common Stock in complete cancellation or redemption of its stock.

4.
CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board of Directors, the officers and agents of NAO shall, as promptly as feasible, proceed to collect all sums due or owing to NAO, including recovery of any tax refunds owing to NAO, to sell and convert into cash any and all corporate assets and, out of the assets of NAO, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of NAO pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.  Any funds left over shall be distributed on a pro rata basis to the Public Stockholders.

5.
RECOVERY OF ASSETS. In the event that NAO (or any trustee or receiver for NAO appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to NAO, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall first be used to satisfy any claims against or obligations of NAO, and to the extent any assets or funds remain thereafter, shall be distributed to the Public Stockholders in accordance with and subject to the terms of the Charter, the DGCL and to such terms and conditions as the Board of Directors (or any trustee or receiver for NAO) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude NAO (or any trustee or receiver for NAO) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of NAO.

6.
PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board of Directors for legal fees and expenses of NAO, including, among other things, to cover any costs payable pursuant to the indemnification of NAO’s officers or members of the Board of Directors provided by NAO pursuant to the Charter, its bylaws, the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board of Directors for services rendered to NAO.  In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, NAO may, in the sole and absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to NAO in connection with the collection, sale, exchange or other disposition of NAO’s property and assets and the implementation of this Plan.

7.
INDEMNIFICATION. NAO can elect to continue to indemnify its officers, directors, employees and agents in accordance with the Charter, its bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of NAO. The Board of Directors, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover NAO’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8.
LIQUIDATING TRUST. The Board of Directors may, but is not required to, establish and distribute assets of NAO to a liquidating trust, which may be established by agreement in form and substance determined by the Board of Directors with one or more trustees selected by the Board of Directors.  In the alternative, the Board of Directors may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of NAO, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of NAO’s property, and to collect the debts and property due and belonging to NAO, with power to prosecute and defend, in the name of NAO or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by NAO that may be necessary, appropriate or advisable for the final settlement of the unfinished business of NAO.

9.
LIQUIDATING DISTRIBUTIONS. Liquidating distributions, in accordance with and subject to the terms of the Charter, shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution, of outstanding shares of Common Stock sold pursuant to the IPO, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board of Directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of NAO (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of NAO).  All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board of Directors and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of NAO within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

10.
AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of NAO, it may amend or modify this Plan and all actions contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL and in accordance with and subject to the terms of the Charter; provided, however, that NAO will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11.
CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of NAO, it shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12.
LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of NAO in accordance with the terms of Sections 331 and 336 of the Code. This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for NAO, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Section 336(e) of the Code, if applicable.

13.
FILING OF TAX FORMS. The appropriate officers of NAO are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a U.S. Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

SPECIAL MEETING OF STOCKHOLDERS OF

NORTH AMERICAN INSURANCE LEADERS, INC.

________, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.     \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK ASSHOWN HERE IN

	FOR	AGAINST	ABSTAIN
1. Proposal 1: to approve the dissolution of North American Insurance Leaders, Inc. and the Plan of Liquidation submitted to stockholders at the special meeting.

2. Proposal 2: to permit the company’s Board of Directors or its Chairman of the Board, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposal 1 and Proposal 2. Our Board of Directors believes that the dissolution and Plan of Liquidation and the adjournment are fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” Proposals 1 and 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors’ recommendations, just sign below. You need not mark any boxes.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder____________________________  Date:___________   Signature of Stockholder____________________________  Date:___________   Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.